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                                                                  EXHIBIT 10.45

                                      NOTE

US $6,600,000                                          Columbia, South Carolina
                                                       April 17, 1997


         1. FOR VALUE RECEIVED, the undersigned, Resource Bancshares Mortgage Group, Inc., a Delaware corporation, (hereinafter called "Maker"), promises to pay to the order of UNUM Life Insurance Company of America, a Maine corporation, (hereinafter called "Holder"), at such place and in such manner as Holder may designate in writing, the principal sum of Six Million Six Hundred Thousand Dollars (US $6,600,000), together with interest on the unpaid principal balance from the date hereof as hereinafter specified.

         2. From and after April 17, 1997 (the "Closing Date"), interest, computed on the basis of a three hundred sixty (360) day year composed of twelve
(12) thirty (30) day months, shall accrue at the rate of eight and seven hundredths percent (8.07%) per annum. Interest only from the Closing Date through the last day of the month in which the Closing Date occurs shall be payable on the first day of the next month following the Closing Date; provided that if the Closing Date occurs after the fifteenth (15th) day of a month, the interest which would accrue, based on the actual number of days, through the end of such month shall be payable in advance on the Closing Date. Thereafter, the unpaid principal and interest shall be due and payable, computed on the basis of an amortization period of three hundred (300) months (hereinafter called the "Amortization Period"), in one hundred and nineteen (119) consecutive monthly payments of Fifty One Thousand Two Hundred Forty Six and 30/100ths Dollars (US $51,246.30) each, on the first day of each month beginning on June 1, 1997, (the first day of the second month following the Closing Date). Such monthly payments shall continue until all obligations of Maker hereunder have been paid in full; except that, in any event, all obligations of Maker hereunder shall be fully paid, and all remaining principal and interest shall be due and payable, on the first day of May, 2007 (hereinafter called the "Maturity Date").

         3. As more fully provided in the Mortgage and Security Agreement hereinafter referred to, Holder may condition its consent to any sale, assignment, encumbrance or other disposition of title to the mortgaged property, upon payment of a transfer fee or upon an increase in the interest rate of this Note to the "Index Rate", (as hereinafter defined). Upon and after any such change in interest rate, the amount of each monthly payment hereunder shall be increased to an amount sufficient to amortize the then unpaid principal balance of this Note in equal monthly payments over the remainder of the Amortization Period. Index Rate shall mean one hundred and twenty five percent (125%) of the average of Moody's corporate bond yield average for an Aa Industrial Bond as published monthly in "Moody's Bond Record" for the three (3) months prior to the month of Holder's written consent. The provisions of this paragraph shall be self-executing without the need for any modification or amendment to this Note; provided, however, Holder may, at its sole option, require that Maker execute or provide documents confirming any adjustment in the interest rate, including without limiting the generality of the foregoing, at the expense of Maker, endorsements to the title insurance policy and/or opinions of counsel satisfactory to Holder.


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         4. Payments due under this Note shall be paid by wire transfer or other immediately available funds to the bank account and pursuant to instructions to be designated by Holder. At the option of Holder, payments may be made at the offices of UNUM Life Insurance Company of America, 2211 Congress Street, Portland, ME 04122-0590, Attn.: Mortgage Accounting & Administration.

         5. Maker acknowledges that late payment to Holder will cause Holder to incur costs not contemplated by the loan evidenced by this Note (the "Loan"), the exact amount of such costs being difficult and impracticable to assess. Such costs include, without limitation, processing and accounting charges and the potential costs to be incurred as a result of Holder's frustration and inability to meet its other commitments. Therefore, if any payment under this Note is not paid on or before the fifth (5th) day of the month during which the payment is due, then Maker shall pay to Holder a late charge of five percent (5%) of such payment which shall be immediately due to Holder as liquidated damages for failure to make prompt payment and to compensate Holder for such costs. If any payment under this Note is not paid on or before the fifteenth (15th) day of the month during which the payment is due, or upon the occurrence of any "Event of Default", as defined in the "Loan Documents" (as hereinafter defined) in the performance or observance of any of the terms or agreements contained in any of the Loan Documents, then the entire principal balance of this Note shall bear interest from the due date of such late payment until such late payment is paid, or from the date of such Event of Default until such Event of Default, is fully cured, at a rate of five percent (5%) per annum in excess of the interest rate then applicable hereunder (the "Default Rate"). The late charge and excess interest shall be due and payable immediately without demand.

         The parties agree that the late charges represent a reasonable sum considering all of the circumstances existing as of the date of this Note and represents a fair and reasonable estimate of the costs that Holder will incur by reason of late payment. The parties further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charges and/or excess interest shall not constitute a waiver of the default with respect to the overdue amount, and shall not prevent Holder from exercising any of the other rights and remedies available to Holder. The late charges shall be due and payable immediately without demand and shall be secured by the "Loan Documents", as defined in Section 7, below.

         6. From and after the date hereof, Maker shall not have any right, except as otherwise specifically provided, to prepay all or a portion of the principal balance of this Note until May 1, 1999. From May 1, 1999 to April 30, 2007, Maker shall have the right to prepay all, but not merely a portion of the principal balance of this Note, on any payment date thereafter and with sixty
(60) days' prior written notice to Holder, and upon payment of the "Prepayment Premium" (as hereinafter defined). This Note, together with the "Prepayment Premium", shall be due and payable at the time provided in said notice.


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                  The "Prepayment Premium" is that amount which, if invested with the outstanding principal balance in U.S. Treasury Securities maturing at or nearest the Maturity Date, would return to Holder the discounted present value [utilizing a discount factor equal to the "Reinvestment Rate" (as defined below)] of the stream of payments under this Note.

                  The "Reinvestment Rate" shall be the yield on the current coupon U.S. Treasury Security having a maturity date closest to (before, on or after) the Maturity Date, as reported in The Wall Street Journal or similar publication on the 5th business day preceding the date of payoff; provided, however, that if the period between the maturity date of such U.S. Treasury Security and the Maturity Date exceeds four (4) months, the average of the yields on the two (2) current coupon U.S. Treasury Securities having maturity dates next preceding and following the Maturity Date shall be used to compute the Reinvestment Rate. If there are two (2) or more such U.S. Treasury Securities with the same maturity dates, the one whose yield is closest to the interest rate on this Note shall be used.

                  Maker acknowledges and agrees that Holder is making the Loan evidenced by this Note in consideration of the receipt by Holder of all interest and other benefits intended to be conferred by this Note and the other "Loan Documents" (as hereinafter defined) and if payments of principal are made to Holder prior to the regularly scheduled due date of such payments, for whatever reason (whether voluntarily or involuntarily as a result of (a) Holder's acceleration of the Loan on account of an Event of Default under this Note or the Loan Documents, (b) the exercise of Holder's rights under "due-on-sale," "due-on-encumbrance" or similar provisions in the Loan Documents, (c) in connection with any bankruptcy proceeding involving the "Property" (as hereinafter defined) or (d) in connection with any foreclosure of the Property, whether judicial or non-judicial), Holder will not receive all such interest and other benefits and may incur additional costs.

                  For these reasons, and to induce Holder to make the Loan, Maker expressly waives any right to prepay this Note except pursuant to this
Section 6 and agrees that except in cases where this Note is prepaid from casualty insurance proceeds or condemnation awards, all other voluntary and involuntary prepayments will be accompanied by the premium specified above. Such premium shall be required whether payment is made by Maker, anyone on behalf of Maker, or by the purchaser at any judicial or non-judicial foreclosure sale, and may be included in any bid by Holder at such sale.

                  By its initials appearing below, Maker acknowledges that: (i) it is a knowledgeable and sophisticated real estate investor; (ii) it fully understands the effect of the provisions of this Section 6; (iii) the making of the Loan by Holder at the interest rate and other terms set forth in this Note is sufficient consideration for the inclusion of the provisions in this Section 6; and (iv) Holder would not make the Loan on the terms set forth herein without the inclusion of such provisions. Maker also acknowledges that the provisions of this Section 6 limiting the right of prepayment and providing for payment of the premium specified above were independently negotiated and bargained for, and constitute a specific, material part of the consideration given by Maker to Holder for the making of the Loan.


                                              ---------------------
                                              MAKER'S INITIALS


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         7. This Note is secured by a Mortgage and Security Agreement of even date herewith, ("Mortgage") encumbering certain real and personal property (specifically excluding, however, any personal property owned by Maker and located at or upon the Property and used by Maker in its day-to-day business operations and affairs) (the "Property") located in Richland County, State of South Carolina (the terms and provisions of which are incorporated herein by this reference), and by any other instruments, now or hereafter executed by Maker in favor of Holder, which in any manner constitute additional security for this Note, and Maker has also given to Holder in connection herewith an Assignment of Rents, Leases, and Other Benefits of even date herewith (all of which are herein collectively called the "Loan Documents").

         8. It is agreed that time is of the essence in the performance of all obligations hereunder and under the Loan Documents. If Maker shall fail to make any payment hereunder when due, or upon the occurrence of an Event of Default in the performance or observance of any of the terms, agreements, covenants or conditions contained in the Loan Documents, then, or at any time thereafter, the entire principal balance of this Note, irrespective of the Maturity Date specified herein, together with the then accrued interest thereon, and to the extent permitted by law, the Prepayment Premium, shall, at the election of the Holder hereof, and without notice of such election, become immediately due and payable and the entire principal balance with accrued interest thereon shall thereafter until paid bear interest at the Default Rate.

         9. All makers, endorsers, guarantors and sureties hereof jointly and severally waive presentment, notice of protest, protest, demand for payment, notice of dishonor, notice of intent to accelerate, and notice of acceleration; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including the terms or time for payment; and further agree that any such renewal, extension or modification of the terms hereof or time for payment or of the terms of any of the Loan Documents or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences shall not otherwise affect the liability of any of said parties for the indebtedness evidenced by this Note; and further agree that the Holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to perfect or enforce its rights against them or any security therefor. Any such renewals, extensions or modifications may be made without notice to any of said parties.

         10. This Note shall be the joint and several obligation of all makers, endorsers, guarantors, and sureties, and shall be binding upon them and their successors and assigns and shall inure to the benefit of the successors and assigns of Holder. All makers, endorsers, guarantors, and sureties hereof agree jointly and severally to pay all costs of collection incurred by Holder, including reasonable attorneys' fees and costs: (a) in the exercise of remedies provided under this Note and the Loan Documents and (b) in any state insolvency, receivership or federal bankruptcy proceeding to which the Maker is a party, whether prior to or after confirmation of a plan of reorganization. In addition to the foregoing entitlement to attorney's fees and costs, Holder shall be entitled to its attorneys' fees and costs incurred in any post-judgment proceedings to collect or enforce any judgment or order relating to this Note or the other Loan Documents. This provision is separate and several and shall survive the merger of this provision into any judgment.


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         11. Any forbearance of Holder in exercising any right or remedy hereunder or under the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Holder's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

         12. This Note shall be governed by the laws of the State of South Carolina, except to the extent that federal law may apply.

         13. All agreements between Maker, and Holder are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder in accordance with the Loan Documents exceed the highest lawful rate permissible under applicable law governing the charging of interest which is applicable to the subject obligation, it being the intent of Holder and Maker in the execution hereof and of the Loan Documents to contract in strict accordance with applicable usury laws. If any obligation under this Note or under any Loan Document shall involve transcending the usury limit prescribed by applicable law, then ipso facto the obligation to be fulfilled shall be reduced to such limit, and if from any circumstance Holder shall receive as interest an amount which would exceed the highest lawful rate allowable under applicable law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance, the excess shall be refunded to Maker and Maker hereby agrees to accept such refund. This provision shall control every other provision of all agreements between Maker and Holder.

         14. Maker agrees that the "due-on-sale" provisions of Article 1.11 of the Mortgage and Security Agreement are incorporated herein by reference as if fully set forth herein.

         15. AFTER CONSULTATION WITH COUNSEL, MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT MAKER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED UPON THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF HOLDER AND ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER MAKING THE LOAN.


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         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                     MAKER

                                     RESOURCE BANCSHARES MORTGAGE GROUP, INC.,
WITNESS:                             A DELAWARE CORPORATION



                                     BY:
--------------------------------            -----------------------------------
                                     NAME:
--------------------------------            -----------------------------------
                                     ITS:
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